Exhibit 99.1

Microsemi Reports Second Quarter 2006 Results

IRVINE, Calif., April 27, 2006 (PRIMEZONE) -- Microsemi Corporation (Nasdaq:MSCC) today reported results for its second quarter of fiscal year 2006.

 -- Net Sales for Quarter Increased 16 Percent over
    Prior Year Quarter
 -- Net Sales Increased 3 Percent in Second Quarter
    over First Quarter
 -- GAAP Diluted Earnings per Share of $0.20 versus
    $0.09 in Prior Year Quarter
 -- Non-GAAP Diluted Earnings per Share of $0.26 versus
    $0.16 in Prior Year Quarter
 -- GAAP Gross Margins 45.0 Percent
 -- Non-GAAP Gross Margins 51.1 Percent
 -- GAAP Operating Margins 23.5 Percent
 -- Non-GAAP Operating Margins 30.7 Percent
 -- Positive Book-to-Bill Ratio of 1.08 for Second Quarter

Net sales for Microsemi's second quarter, ended April 2, 2006, were $84.9 million, up 16 percent from net sales of $73.3 million in the second quarter of 2005, and up 3 percent from net sales of $82.2 million in the first quarter of 2006. Second quarter GAAP net income was $13.6 million, up 127 percent from $6.0 million in the second quarter of 2005. GAAP net income was $13.8 million in the first quarter of 2006. GAAP diluted earnings per share were $0.20 for the second quarter, compared to $0.09 in the second quarter of 2005 and $0.20 in the first quarter of 2006. GAAP gross margins increased to 45.0 percent in the second quarter, a 440 basis point increase over the 40.6 percent in the second quarter of 2005. GAAP gross margins were 48.1 percent in the first quarter. GAAP operating margins increased to 23.5 percent in the second quarter, a 1,140 basis point increase over the 12.1 percent in the second quarter of 2005 and a 20 basis point increase over the 23.3 percent in the first quarter of 2006.

For the second quarter, non-GAAP net income was $17.7 million, up 74 percent from $10.2 million in the second quarter of 2005 and up 11 percent from $16.0 million in the first quarter of 2006. Non-GAAP diluted earnings per share in the second quarter were $0.26, up from $0.16 in the second quarter of 2005 and $0.24 in the first quarter of 2006. Non-GAAP gross margins increased to 51.1 percent in the second quarter, a 640 basis point increase over the 44.7 percent in the second quarter of 2005 and a 110 basis point increase over the 50.0 percent in the first quarter of 2006. Non-GAAP operating margins increased to 30.7 percent in the second quarter, a 1,000 basis point increase over the 20.7 percent in the second quarter of 2005 and a 340 basis point increase over the 27.3 percent in the first quarter of 2006. Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP income and non-GAAP operating margins exclude transitional idle capacity and inventory abandonments, amortization of intangible assets, stock option compensation, loss on disposition of assets and restructuring and other special charges.

James J. Peterson, President and Chief Executive Officer, stated, "Microsemi's non-GAAP second quarter results exceeded 30 percent in operating margin, which is a measure of great semiconductor companies. We believe this demonstrates our execution in our top line growth as well as our effectiveness in consolidation activities. We believe that we can continue to drive revenue growth with the acceptance of our new products and also leverage efficiencies going forward to continuing to increase these margins in the coming years."

The book-to-bill ratio for the quarter was 1.08, which reflects strength in the Company's high reliability semiconductor products and demand for its new high performance analog and mixed signal products.

Business Outlook

We expect that for the third quarter of fiscal year 2006, our sales, including the impact of our acquisition of Advanced Power Technology, will increase between 15% and 19% sequentially. On a non-GAAP basis, we expect earnings for the third quarter of fiscal year 2006 to be $0.26 to $0.28 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi Corporation, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance, reliability and battery optimization, reducing size or protecting circuits. The principal markets the company serves include implantable medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1233

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of plans, beliefs, or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, in the hiring and retention of qualified personnel in a competitive labor market, of acquiring and integrating new operations or assets, or in closing or disposing of operations or assets, or possible difficulties in transferring work from one plant to another, or regarding rapidly changing technology and product obsolescence, difficulties predicting the timing and costs of plant closures, the potential inability to realize cost savings or productivity gains or other impediments to improving capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, unexpected results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, inventory adjustments by customers, customer order cancellations, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential adverse business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, travel disruptions, embargoes, epidemics, disasters, wars or potential future effects of the tragic events of September 11, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters, other regulatory matters, or any matters involving litigation, arbitration, or investigation, difficulties and costs imposed by law, including Section 404 of the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence, difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and subsequent Form 10-Q reports filed with the SEC. Additional risk factors shall be identified from time to time in Microsemi's future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain items such as transitional idle capacity and inventory abandonments, amortization of intangible assets, stock option compensation, loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

                         MICROSEMI CORPORATION
               Unaudited Consolidated Income Statements
               (In thousands, except per share amounts)

                                Quarter ended       Six months ended
                             -------------------   -------------------
                             April 2,   April 3,   April 2,   April 3,
                               2006       2005       2006       2005
                             --------   --------   --------  --------
 NET SALES                   $ 84,853   $ 73,318   $167,012   $143,072
 Cost of sales                 46,712     43,542     89,324     89,280
                             --------   --------   --------   --------

 GROSS MARGIN                  38,141     29,776     77,688     53,792

 Operating expenses:

 Selling, general
  and administrative           12,906     12,891     27,293     23,687
 Research and development       4,642      4,732      9,719      9,603
 Amortization of
  intangible assets               214        230        443        459
 Restructuring charges            520      2,575      1,161      2,935
 (Gain)/loss on
  dispositions of assets          (36)       452         (2)       452
                             --------   --------   --------   --------
   Total operating expenses    18,246     20,880     38,614     37,136
                             --------   --------   --------   --------

 OPERATING  INCOME             19,895      8,896     39,074     16,656

 Interest and other
  income, net                   1,126        263      1,937        364
                             --------   --------   --------   --------

 INCOME BEFORE INCOME TAXES    21,021      9,159     41,011     17,020

 Provision for income taxes     7,378      3,114     13,575      5,708
                             --------   --------   --------   --------

 NET INCOME                  $ 13,643   $  6,045   $ 27,436   $ 11,312
                             ========   ========   ========   ========

 Earnings per share
    Basic                    $   0.21   $   0.10   $   0.42   $   0.19
                             ========   ========   ========   ========
    Diluted                  $   0.20   $   0.09   $   0.40   $   0.18
                             ========   ========   ========   ========

 Common and common equivalent
  shares outstanding:
   Basic                       65,321     61,295     64,659     60,798
   Diluted                     68,618     64,492     68,083     64,305

                         MICROSEMI CORPORATION
          Schedule Reconciling Non-GAAP Income to GAAP Income
               (in thousands, except per share amounts)

                                   Quarter ended     Six months ended
                                 -----------------   -----------------
                                 April 2,  April 3,  April 2,  April 3,
                                   2006      2005      2006      2005
                                 -------   -------   -------   -------

 GAAP NET INCOME                 $13,643   $ 6,045   $27,436   $11,312
                                 =======   =======   =======   =======
 The non-GAAP amounts have
  been adjusted to exclude
  the following items:

 Excluded from cost of sales
  Transitional idle capacity and
   inventory abandonments (a)    $ 5,204   $ 2,998   $ 6,716   $ 7,672

 Excluded from operating
 expenses
  Amortization of intangible
   assets (b)                        214       230       443       459
  Charge for acceleration of
   stock options (c)              (1,065)       --    (1,065)       --
  Stock option compensation (c)    1,048        --     1,078        --
  (Gain)/loss on disposition
   of assets (a)                     (36)      452        (2)      452
  Restructuring and other
   special charges (a)               820     2,575     2,290     2,935
                                 -------   -------   -------   -------
                                   6,185     6,255     9,460    11,518
 Income tax effect on
  non-GAAP adjustments             2,171     2,127     3,186     3,864
                                 -------   -------   -------   -------
 Net effect of adjustments to
  GAAP net income                $ 4,014   $ 4,128   $ 6,274   $ 7,654
                                 =======   =======   =======   =======
 NON-GAAP NET INCOME             $17,657   $10,173   $33,710   $18,966
                                 =======   =======   =======   =======

 (a)/(b)/(c)  Please refer to corresponding footnotes below.

                        MICROSEMI CORPORATION
            Schedule Reconciling Reported Financial Ratios

                                           Quarter ended
                             ------------------------------------------
                               April 2,      January 1,      April 3,
                                 2006           2006           2005
                             ------------   ------------   ------------

 GAAP gross margin           45.0 percent   48.1 percent   40.6 percent
 Effect of reconciling
  items on gross margin       6.1 percent    1.9 percent    4.1 percent
 Non-GAAP gross margin       51.1 percent   50.0 percent   44.7 percent

 GAAP operating margin       23.5 percent   23.3 percent   12.1 percent
 Effect of reconciling
  items on operating margin   7.2 percent    4.0 percent    8.6 percent
 Non-GAAP operating margin   30.7 percent   27.3 percent   20.7 percent

 To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share)
 that exclude certain items such as transitional idle capacity and inventory abandonments, amortization of intangible assets, stock option compensation, loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP;
 therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

 The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) The restructuring activities involve the closure and
     consolidation of our manufacturing facilities. As these
     facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the
     transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations. Transitional idle capacity relates to unused manufacturing capacity and
     non-productive manufacturing expenses during the period from when shutdown activities commence to when a facility is closed.
     Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location. Loss on disposition of assets results from abandonment of non-productive assets in accordance with a restructuring plan. Restructuring and other special charges includes severance and other costs related to facilities in the process of closing or already closed.
     Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (b) These amounts relate to amortization of acquisition related intangibles. While this expense is expected to continue in the future, for internal analysis of the Company's operations, management does not view this expense as reflective of the business' current performance.

 (c) Stock option compensation in connection with the SFAS123R has been excluded to facilitate the comparison of the quarter and six-months ended April 3, 2006, with results from prior periods when stock option compensation was not expensed in accordance with accounting rules applicable in such periods. The reduction in the charge for the acceleration of stock options originally recorded in the fourth quarter of 2005 is due to lower than previously estimated forfeiture rates.

                         MICROSEMI CORPORATION
                Selected Non-GAAP Financial Information
              (in thousands except for per share amounts)

                                  Quarter ended     Six months ended
                                -----------------   -----------------
                                April 2,  April 3,  April 2,  April 3,
                                 2006      2005      2006      2005
                                -------   -------   -------   -------

 GAAP gross margin              $38,141   $29,776   $77,688   $53,792
  Transitional idle capacity
   and inventory
   abandonments (a)               5,204     2,998     6,716     7,672
                                -------   -------   -------   -------
 Non-GAAP gross margin          $43,345   $32,774   $84,404   $61,464
                                -------   -------   -------   -------

 GAAP operating expenses        $18,246   $20,880   $38,614   $37,136
  Amortization of intangible
   assets (b)                      (214)     (230)     (443)     (459)
  Charge for acceleration of
   stock options (c)              1,065        --     1,065        --
  Stock option compensation (c)  (1,048)       --    (1,078)       --
  Gain/(loss) on disposition
   of assets (a)                     36      (452)        2      (452)
  Restructuring and other
   special charges (a)             (820)   (2,575)   (2,290)   (2,935)
                                -------   -------   -------   -------
 Non-GAAP operating expenses    $17,265   $17,623   $35,870   $33,290
                                -------   -------   -------   -------
 GAAP operating income          $19,895   $ 8,896   $39,074   $16,656
  Transitional idle capacity and
   inventory abandonments (a)     5,204     2,998     6,716     7,672
  Amortization of intangible
   assets (b)                       214       230       443       459
  Charge for acceleration of
   stock options (c)             (1,065)       --    (1,065)       --
  Stock option compensation (c)   1,048        --     1,078        --
  (Gain)/loss on disposition
   of assets (a)                    (36)      452        (2)      452
  Restructuring and other
   special charges (a)              820     2,575     2,290     2,935
                                -------   -------   -------   -------
 Non-GAAP operating income      $26,080   $15,151   $48,534   $28,174
                                -------   -------   -------   -------
 GAAP income before taxes       $21,021   $ 9,159   $41,011   $17,020
  Transitional idle capacity and
   inventory abandonments (a)     5,204     2,998     6,716     7,672
  Amortization of intangible
   assets (b)                       214       230       443       459
  Charge for acceleration of
   stock options (c)             (1,065)       --    (1,065)       --
  Stock option compensation (c)   1,048        --     1,078        --
  (Gain)/loss on disposition
   of assets (a)                    (36)      452        (2)      452
  Restructuring and other
   special charges (a)              820     2,575     2,290     2,935
                                -------   -------   -------   -------
 Non-GAAP income before taxes   $27,206   $15,414   $50,471   $28,538
                                -------   -------   -------   -------

 GAAP net income                $13,643   $ 6,045   $27,436   $11,312
  Transitional idle capacity
   and inventory
   abandonments (a)               5,204     2,998     6,716     7,672
  Amortization of intangible
   assets (b)                       214       230       443       459
  Charge for acceleration of
   stock options (c)             (1,065)       --    (1,065)       --
  Stock option compensation (c)   1,048        --     1,078        --
  (Gain)/loss on disposition
   of assets (a)                    (36)      452        (2)      452
  Restructuring and other
   special charges (a)              820     2,575     2,290     2,935
  Income tax effect on non-
   GAAP adjustments              (2,171)   (2,127)   (3,186)   (3,864)
                                -------   -------   -------   -------
 Non-GAAP net income            $17,657   $10,173   $33,710   $18,966
                                -------   -------   -------   -------

 GAAP diluted earnings
  per share                     $  0.20   $  0.09   $  0.40   $  0.18
   Impact of non-GAAP
   adjustments on diluted
   earnings per share              0.06      0.07      0.10      0.11
                                -------   -------   -------   -------
 Non-GAAP diluted earnings
  per share                     $  0.26   $  0.16   $  0.50   $  0.29
                                -------   -------   -------   -------

 (a)/(b)/(c)  Please refer to corresponding footnotes above.

                         MICROSEMI CORPORATION
            Condensed Unaudited Consolidated Balance Sheets
                            (in thousands)

                                               April 2,      October 2,
                                                 2006           2005
                                               --------       --------
 ASSETS

   Current Assets:
     Cash and cash equivalents                 $137,731       $ 98,149
     Accounts receivable, net                    59,055         53,233
     Inventories                                 62,131         55,917
     Deferred income taxes                       12,921         12,921
     Other current assets                         4,245          2,101
                                               --------       --------
    Total current assets                        276,083        222,321

   Property and equipment, net                   57,416         58,366
   Deferred income taxes                          8,374          8,074
   Goodwill                                       3,258          3,258
   Other intangible assets, net                   4,050          4,493
   Other assets                                   3,347          4,069
                                               --------       --------
 TOTAL ASSETS                                  $352,528       $300,581
                                               ========       ========
 LIABILITIES AND SHAREHOLDERS' EQUITY

   Current liabilities                         $ 43,599       $ 42,378
   Long-term liabilities                          3,546          3,617
   Shareholders' equity                         305,383        254,586
                                               --------       --------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $352,528       $300,581
                                               ========       ========

CONTACT:  Microsemi Corporation
          Financial:
          David R. Sonksen, Executive Vice President and CFO
            (949) 221-7101
          Editorial:
          Cliff Silver, Manager, Corporate Communications
            (949) 221-7112